UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017 (May 30, 2017)

ICON Leasing Fund Twelve Liquidating Trust
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-53189	81-7012783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

On May 30, 2017, ICON Capital, LLC (the "Managing Trustee"), the managing trustee of ICON Leasing Fund Twelve Liquidating Trust (the "Fund"), retained ABN AMRO Securities (USA) LLC as its financial advisor to assist the Managing Trustee and the Fund in identifying, evaluating and executing a potential sale of certain shipping and offshore energy assets currently included within the Fund's investment portfolio. The Fund, however, cannot assure that the identification or evaluation to be performed will result in any specific sale transaction or series of transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND TWELVE LIQUIDATING TRUST
By: ICON CAPITAL, LLC, its Managing Trustee

Dated: June 15, 2017	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer